                                                      EXHIBIT 11.1
                               STATEMENT REGARDING CALCULATION OF EARNINGS PER SHARE <F1>

                                                        Basic        Diluted
                                                   EPS number     EPS number            Net      Basic
Diluted
                                                    of shares      of shares         Income        EPS
EPS
                                                   ---------------------------------------------------------
-------
THREE MONTHS ENDED SEPTEMBER 30, 1998               7,095,600      7,554,098       $776,920      $0.11
$0.10
THREE MONTHS ENDED SEPTEMBER 30, 1999               7,140,636      7,718,737     $1,035,328      $0.14
$0.13

THREE  MONTHS ENDED SEPTEMBER 30, 1998                  Basic                       Diluted
                                                    ---------                    ----------
Average Shares Outstanding                          7,095,600                     7,095,600
Options - Plan 1                                                      69,000
Average Option Price                                                   $2.25
Total Exercise Cost                                                 $155,020
Shares Repurchased                                                    15,916
Net Shares from Option - Plan 1                                                      53,084
Options - Plan 2                                                     220,200
Average Option Price                                                   $2.55
Total Exercise Cost                                                 $560,776
Shares Repurchased                                                    57,575
Net Shares from Option - Plan 2                                                     162,625
Options - Plan 3                                                     546,555
Average Option Price                                                   $5.41
Total Exercise Cost                                               $2,958,684
Shares Repurchased                                                   303,766
Net Shares from Option - Plan 3                                                     242,789
                                                    ---------                    ----------
Gross Shares                                        7,095,600                     7,554,098
Price                                                                  $9.74

THREE MONTHS ENDED SEPTEMBER 30, 1999                   Basic                       Diluted
                                                    ---------                    ----------
Average Shares Outstanding                          7,140,636                     7,140,636
Options - Plan 1                                                      30,000
Average Option Price                                                   $2.33
Total Exercise Cost                                                  $69,900
Shares Repurchased                                                     4,663
Net Shares from Option - Plan 1                                                      25,337
Options - Plan 2                                                     217,200
Average Option Price                                                   $2.55
Total Exercise Cost                                                 $553,860
Shares Repurchased                                                    36,949
Net Shares from Option - Plan 2                                                     180,251
Options - Plan 3                                                     555,300
Average Option Price                                                   $5.68
Total Exercise Cost                                               $3,154,104
Shares Repurchased                                                   210,414

Net Shares from Option - Plan 3                                                     344,886
Options - EFA Non-qualified                                           84,000
Average Option Price                                                  $10.06
Total Exercise Cost                                                 $845,040
Shares Repurchased                                                    56,374
Net Shares from Option - EFA Non-qualified                                           27,626
                                                    ---------                    ----------
Gross Shares                                        7,140,636                     7,718,737
Price                                                                 $14.99

<F1>  Adjusted to give retroactive effect to a 3-for-1 stock split effective
      September 29, 1999

                                      25


                                                      EXHIBIT 11.1 (CONTINUED)
                               STATEMENT REGARDING CALCULATION OF EARNINGS PER SHARE <F1>

                                                        Basic        Diluted
                                                   EPS number     EPS number            Net      Basic
Diluted
                                                    of shares      of shares         Income        EPS
EPS
                                                   ---------------------------------------------------------
-------
NINE MONTHS ENDED SEPTEMBER 30, 1998                7,035,411      7,531,308     $2,102,815      $0.30
$0.28
NINE MONTHS ENDED SEPTEMBER 30, 1999                7,133,868      7,675,931     $2,707,365      $0.38
$0.35

NINE MONTHS ENDED SEPTEMBER 30, 1998                    Basic                       Diluted
                                                    ---------                    ----------
Average Shares Outstanding                          7,035,411                     7,035,411
Options - Plan 1                                                     152,199
Average Option Price                                                   $1.93
Total Exercise Cost                                                 $293,744
Shares Repurchased                                                    32,882
Net Shares from Option - Plan 1                                                     119,317
Options - Plan 2                                                     220,683
Average Option Price                                                   $2.54
Total Exercise Cost                                                 $559,799
Shares Repurchased                                                    62,664
Net Shares from Option - Plan 2                                                     158,019
Options - Plan 3                                                     546,912
Average Option Price                                                   $5.36
Total Exercise Cost                                               $2,933,271
Shares Repurchased                                                   328,351
Net Shares from Option - Plan 3                                                     218,561
                                                    ---------                    ----------
Gross Shares                                        7,035,411                     7,531,308
Price                                                                  $8.93

NINE MONTHS ENDED SEPTEMBER 30, 1999                    Basic                       Diluted
                                                    ---------                    ----------
Average Shares Outstanding                          7,133,868                     7,133,868
Options - Plan 1                                                      35,985
Average Option Price                                                   $2.29
Total Exercise Cost                                                  $82,406
Shares Repurchased                                                     6,257
Net Shares from Option - Plan 1                                                      29,728
Options - Plan 2                                                     217,793
Average Option Price                                                   $2.55
Total Exercise Cost                                                 $555,372
Shares Repurchased                                                    42,169
Net Shares from Option - Plan 2                                                     175,624
Options - Plan 3                                                     552,040
Average Option Price                                                   $5.61
Total Exercise Cost                                               $3,096,944
Shares Repurchased                                                   235,151
Net Shares from Option - Plan 3                                                     316,889
Options-EFA Non-qualified                                             83,945
Average Option Price                                                  $10.06
Total Exercise Cost                                                 $844,487
Shares Repurchased                                                    64,122
Net Shares from Option-EFA Non-qualified                                             19,823
                                                    ---------                    ----------
Gross Shares                                        7,133,868                     7,675,931
Price                                                                 $13.17

<F1>  Adjusted to give retroactive effect to a 3-for-1 stock split effective
      September 29, 1999

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